EXHIBIT 99.1

Adesto Technologies Announces Third Quarter Financial Results

Revenue Increases 8.7% Sequentially and Gross Margin Improves 210 Basis Points

SANTA CLARA, Calif., Oct. 27, 2016 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ:IOTS), a leading provider of application-specific, feature-rich, ultra-low power non-volatile memory products, today announced financial results for the third quarter ended September 30, 2016.

Third Quarter Highlights:

  Revenue was $11.2 million, compared to $10.3 million in the second quarter 2016 and $11.1 million in the third quarter 2015;
  GAAP gross margin was 48.1%, compared to 46.0% in the second quarter of 2016 and 45.2% in the third quarter of 2015;
  Secured a record 65 design wins across the industrial, consumer, communications and automotive markets for a 9 month total of 153 design wins; and
  Introduced EcoXiP™, an innovative memory solution for intelligent IoT devices.

Commenting on the quarter, Narbeh Derhacobian, Adesto’s president and CEO, stated, “Third quarter revenue was at the high end of guidance as we began to see a strengthening in orders across our end markets and product families. The quarter also represented our fifth consecutive quarter of gross margin being above our target model of 45%. Our continued focus on securing higher dollar value design wins is showing evidence of success as we gain more traction for our products that are well-suited for low power, battery-operated consumer devices.

“Also during the quarter, we continued to advance our product development efforts with the introduction of EcoXiP, the ultimate memory solution for intelligent IoT devices. This product was developed in close collaboration with two industry leading semiconductor partners and represents a novel architecture that enables designers to increase memory access speed and system performance in low-cost, energy-efficient IoT applications. Additionally, following its introduction last quarter, our second CBRAM-based product, Moneta, was named a finalist for the Internet Product Innovation Award at Elektra 2016, which will be held in London, England in December. We are very pleased with the recognition Adesto is gaining across our product portfolio as customers and the industry acknowledge the value we offer.”

Mr. Derhacobian concluded, “Looking to the fourth quarter, we expect to maintain our positive momentum and believe we are on track to achieve our stated goal of growing revenue around 15% in the second half of the year over the first half. We believe our ramping design wins will continue to drive our future growth in 2017 with additional contribution expected from our new products, in particular our Standard Serial Flash products as well as our recently introduced EcoXiP.”

Third Quarter 2016 Results
Revenue in the quarter ended September 30, 2016 was $11.2 million, compared to $10.3 million in the second quarter of 2016 and $11.1 million in the third quarter of 2015.

GAAP gross margin in the third quarter of 2016 was 48.1%, compared to 46.0% in the second quarter of 2016 and 45.2% in the third quarter of 2015. The increase was due primarily to improved product mix.

GAAP net loss in the third quarter of 2016 was $4.1 million, or ($0.27) per share, compared to GAAP net loss of $4.3 million, or ($0.29) per share, in the second quarter of 2016 and GAAP net loss of $1.1 million, or ($1.90) per share, in the third quarter of 2015.

On a non-GAAP basis, net loss in the third quarter of 2016 was $2.9 million, or ($0.19) per share, compared to a net loss of $3.1 million, or ($0.21) per share, in the second quarter of 2016 and a net loss of $1.1 million, or ($0.12) per share, in the third quarter of 2015.

Adjusted EBITDA for the third quarter was a loss of $2.0 million, compared to a loss of $2.7 million in the second quarter of 2016 and a loss of $0.4 million in the third quarter of 2015.

A reconciliation of our GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Cash and cash equivalents totaled $21.4 million as of September 30, 2016, compared to $14.1 million as of June 30, 2016. At the beginning of the quarter, the Company closed on a $20 million senior secured debt facility which replaced the prior April 2015 facility.

Business Outlook
For the fourth quarter of 2016, the Company expects revenue to grow to a range between $12.0 million and $12.4 million. GAAP gross margin is expected to be between 46% and 48%. GAAP operating expenses are expected to range between $8.3 million and $8.6 million and non–GAAP operating expenses between $7.2 million and $7.5 million.

Conference Call Information
Adesto will host a conference call today at 2:00 p.m. Pacific Time to discuss its financial results. Investors and analysts may join the call by dialing 1-844-419-1786 and providing confirmation code 4137292. International callers may join the teleconference by dialing +1-216-562-0473 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until Thursday, November 3, 2016 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial 1-404-537-3406. The pass code is 4137292.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. It also contains projected non-GAAP operating expenses. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.  Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of acquisition-related intangible assets: We have excluded the effect of amortization of acquisition-related intangible assets from our non-GAAP financial measures. Amortization of acquisition-related intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of acquisition-related intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Revaluation of preferred stock warrants: We have excluded the effect of the revaluation of preferred stock warrants from our non-GAAP financial measures. Revaluation of our preferred stock warrants is a non-cash expense and we evaluate our financial performance excluding the impact of any revaluation of preferred stock warrants. Upon the completion of our initial public offering in October 2015, all preferred stock warrants converted to common stock warrants, as a result there will be no preferred stock revaluation income or expense in future periods.
  Gains from dispute settlements:  We have excluded the effect of the gain on settlement of an alleged liability with a former foundry supplier from our non – GAAP financial measures. The gain on settlement is a non-cash gain, is not a recurring event and is not part of our core operations and was excluded when evaluating our financial performance.

Our non-GAAP Financial Measures are described as follows:

  Non-GAAP net loss and net loss per share. Non-GAAP net loss is net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, amortization of acquisition-related intangible assets,  the revaluation of preferred stock warrants and gains from dispute settlements. Non-GAAP net loss per share is non-GAAP net loss divided by non-GAAP  weighted average shares outstanding. Non-GAAP weighted average shares outstanding was computed to give effect to the conversion of all outstanding convertible preferred stock which occurred in connection with our initial public offering in October 2015, as if conversion had occurred at the beginning of the period.
  Non-GAAP operating expense. Non-GAAP operating expense is operating expenses as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation, amortization of acquisition-related intangible assets and gains from dispute settlements.
  Adjusted EBITDA is net loss as reported on our condensed consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net loss as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies
Adesto Technologies (NASDAQ:IOTS) is a leading provider of application-specific, ultra-low power non-volatile memory products. The company has designed and built a portfolio of innovative products with intelligent features to conserve energy and enhance performance including Fusion Serial Flash, DataFlash® and products based on Conductive Bridging RAM (CBRAM®) technology. CBRAM® is a breakthrough technology platform that enables 100 times less energy consumption than today's memory technologies without sacrificing speed and performance. Adesto is focused on delivering differentiated solutions and helping its customers usher in the era of the Internet of Things. For more information, please visit http://www.adestotech.com.

Forward looking Statements
The quotes of our Chief Executive Officer in this release regarding our prospects for growth, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins market adoption of our CBRAM-based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including the final prospectus related to our initial public offering, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of August 9, 2016, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this October 27, 2016 press release, or to reflect the occurrence of unanticipated events.

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$21,377	$23,089
Accounts receivable, net	5,008	6,536
Inventories	7,907	7,368
Prepaid expenses	436	1,155
Other current assets	1,216	1,186
Total current assets	35,944	39,334
Property and equipment, net	6,218	909
Intangible assets, net	8,632	9,559
Other non-current assets	218	114
Goodwill	22	22
Total assets	$51,034	$49,938
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	7,804	9,680
Income taxes payable	95	52
Accrued compensation and benefits	1,341	893
Accrued expenses and other current liabilities	1,718	1,413
Term loan	6,456	5,606
Total current liabilities	17,414	17,644
Line of credit	2,000	-
Term loan	11,395	7,814
Deferred rent, non-current	2,924	-
Deferred tax liability, non-current	2	1
Total liabilities	33,735	25,459

Stockholders' equity
Common stock	2	2
Additional paid-in capital	109,913	107,167
Accumulated other comprehensive loss	(182)	(146)
Accumulated deficit	(92,434)	(82,544)
Total stockholders' equity	17,299	24,479
Total liabilities and stockholders' equity	$51,034	$49,938

	ADESTO TECHNOLOGIES CORPORATION
	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	(in thousands, except for share and per share amounts)
	(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue	$11,180	$11,143	$31,638	$31,433
Cost of revenue	5,803	6,110	16,531	18,346
Gross profit	5,377	5,033	15,107	13,087
Operating expenses:
Research and development	4,390	3,217	12,527	9,313
Sales and marketing	2,870	2,126	8,315	6,189
General and administrative	1,586	919	4,984	2,589
Gain from settlement with former foundry supplier	-	-	(1,962)	-
Total operating expenses	8,846	6,262	23,864	18,091
Loss from operations	(3,469)	(1,229)	(8,757)	(5,004)
Other income (expense):
Interest expense, net	(576)	(336)	(1,058)	(822)
Other income (expense), net	(18)	494	(29)	783
Total other income (expense), net	(594)	158	(1,087)	(39)
Loss before provision for income taxes	(4,063)	(1,071)	(9,844)	(5,043)
Provision for income taxes	15	5	46	76
Net loss	$(4,078)	$(1,076)	$(9,890)	$(5,119)

Net loss per share
Basic and diluted	$(0.27)	$(1.90)	$(0.66)	$(9.11)
Weighted average number of shares used in computing
net loss per share
Basic and diluted	15,034,475	564,896	14,997,417	562,110

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

GAAP gross profit	$5,377	$5,033	$15,107	$13,087
Stock-based compensation expense	22	3	60	6
Amortization of acquisition-related intangible assets	-	-	-	-
Non-GAAP gross profit	$5,399	$5,036	$15,167	$13,093

GAAP research and development expenses	$4,390	$3,217	$12,527	$9,313
Stock-based compensation expense	(273)	(26)	(787)	(67)
Amortization of acquisition-related intangible assets	(121)	(121)	(363)	(363)
Non-GAAP research and development expenses	$3,996	$3,070	$11,377	$8,883

GAAP sales and marketing expenses	$2,870	$2,126	$8,315	$6,189
Stock-based compensation expense	(186)	(16)	(530)	(37)
Amortization of acquisition-related intangible assets	(188)	(188)	(564)	(564)
Non-GAAP sales and marketing expenses	$2,496	$1,922	$7,221	$5,588

GAAP general and administrative expenses	$1,586	$919	$4,984	$2,589
Stock-based compensation expense	(398)	(40)	(1,131)	(87)
Amortization of acquisition-related intangible assets	-	-	-	-
Non-GAAP general and administrative expenses	$1,188	$879	$3,853	$2,502

GAAP operating expenses	$8,846	$6,262	$23,864	$18,091
Stock-based compensation expense	(857)	(82)	(2,448)	(191)
Amortization of acquisition-related intangible assets	(309)	(309)	(927)	(927)
Gain from settlement with former foundry supplier	-	-	1,962	-
Non-GAAP operating expenses	$7,680	$5,871	$22,451	$16,973

GAAP loss from operations	$(3,469)	$(1,229)	$(8,757)	$(5,004)
Stock-based compensation expense	879	85	2,508	197
Amortization of acquisition-related intangible assets	309	309	927	927
Gain from settlement with former foundry supplier	-	-	(1,962)	-
Non-GAAP loss from operations	$(2,281)	$(835)	$(7,284)	$(3,880)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(4,078)	$(1,076)	$(9,890)	$(5,119)
Stock-based compensation expense	879	85	2,508	197
Revaluation of preferred stock warrants	-	(441)	-	(522)
Gain from settlement with former foundry supplier	-	-	(1,962)	-
Amortization of acquisition-related intangible assets	309	309	927	927
Non-GAAP net loss	(2,890)	(1,123)	(8,417)	(4,517)
Interest expense	585	336	1,094	822
Provision for income taxes	15	5	46	76
Depreciation and amortization	255	346	684	1,173
Adjusted EBITDA	$(2,035)	$(436)	$(6,593)	$(2,446)

Non-GAAP basic and diluted net loss per share	($0.19)	($0.12)	($0.56)	($0.47)

Reconciliation of shares used in computing non-GAAP
net loss per share:
Basic and diluted shares:
Weighted-average shares used in calculating
GAAP basic and diluted net loss per share	15,034,475	564,896	14,997,417	562,110
Incremental shares upon conversion of convertible preferred
stock in connection with IPO	-	9,114,739	0	9,114,739
Weighted-average shares used in calculating non-GAAP
basic and diluted net loss per share	15,034,475	9,679,635	14,997,417	9,676,849

Company Contact:
David Viera
Director, Corporate Communications
P: 408-419-4844
E: david.viera@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Leanne K. Sievers, Executive Vice President
P: 949-224-3874
E: sheltonir@sheltongroup.com